Exhibit 99

Investor Contact: David Tucker Media Contact: Marianne Gooch	281-406-2370 281-406-2212
Parker Drilling Reports Strong Second Quarter Earnings
HOUSTON, Aug. 4, 2005 — Parker Drilling Company (NYSE: PKD) today reported net income of $20.2 million, or $0.21 per diluted share, on revenues of $134.0 million for the second quarter ended June 30, 2005, compared to a net loss of $13.5 million or $0.14 per share on revenues of $87.9 million for the second quarter of 2004. The current quarter includes $7.6 million of net income or $0.08 per diluted share for the following non-routine items:

•	$8.2 million gain relating to the well-control incident and total loss of Rig 255 in Bangladesh,

•	$4.2 million after-tax gain on the sale of four South America land rigs,

•	($3.3) million call premium expense paid on debt extinguishment, and,

•	($1.5) million expense relating to the change in fair value of interest derivatives.
     For the first six months of 2005, Parker Drilling reported revenues of $254.2 million and net income of $24.1 million or $0.25 per diluted share compared to revenues of $178.8 million and a net loss of $18.4 million or $0.20 per share for the first six months of 2004.
     The average utilization of international land rigs for the second quarter of 2005 was 71 percent, which is significantly higher than the 48 percent reported for the second quarter of 2004. Current utilization is 79 percent for international land rigs. Average utilization for the Gulf of Mexico barge rigs for the second quarter of 2005 was 79 percent, which is an increase from the 67 percent reported for the second quarter of 2004. Current utilization remains at 79 percent for Gulf of Mexico barge rigs. Dayrates on Gulf of Mexico barges averaged approximately $4,500 per day higher in the second quarter of 2005 when compared to the second quarter of 2004.
     Capital expenditures for the six months ended June 30, 2005, were $32.6 million. Total debt was $446.1 million at June 30, 2005 and the Company’s cash balance was $71.0 million.
     “The significant improvement in earnings for the quarter was driven by record dayrates for our barge rigs in the Gulf of Mexico and record gross margins for our Quail Tools’ rental divisions. Our international operations also continue to improve. In addition, we have now achieved 90% of our debt reduction goal of $200 million with the redemption of $30 million of our outstanding debt on July 18,” said Robert L. Parker Jr., president and chief executive officer.
     Parker has scheduled a conference call at 10 a.m. CDT (11 a.m. EDT) Aug. 4 to discuss second quarter 2005 results. Those interested in participating in the call may dial in at (303) 262-2190. The conference call replay can be accessed from Aug. 4, 2005 through Aug. 16, 2005, by dialing (303) 590-3000 and using the access code 11034269#. Alternatively, the call can be accessed live through the Company’s Web site at http://www.parkerdrilling.com. The archived call will be available on the Web for 12 months.
     Parker Drilling is a Houston-based, global energy company specializing in offshore drilling and workover services in the Gulf of Mexico and international land and offshore markets. Parker also owns Quail Tools, a provider of premium industry rental tools. Parker Drilling employs approximately 3,000 people worldwide, and has 51 marketed rigs.
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This release contains certain statements that may be deemed to be “forward-looking statements" within the meaning of the Securities Acts. All statements, other than statements of historical facts, that address activities, events or developments that the Company expects, projects, believes or anticipates will or may occur in the future, the outlook for rig utilization and dayrates, general industry conditions including bidding activity, future operating results of the Company’s rigs and rental tool operations, capital expenditures, expansion and growth opportunities, asset sales and other such matters, are forward-looking statements. Although the Company believes that its expectations stated in this release are based on reasonable assumptions, actual results may differ from those expressed or implied in the forward-looking statements. For a more detailed discussion of risk factors, please refer to the Company’s reports filed with the SEC, and in particular, the report on Form 10-K for the year ended December 31, 2004. Each forward-looking statement speaks only as of the date of this release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement.

PARKER DRILLING COMPANY AND SUBSIDIARIES
Consolidated Condensed Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
		(Dollars in Thousands)
DRILLING AND RENTAL REVENUES
U.S. Drilling	$31,110	$20,662	$58,227	$40,421
International Drilling	78,301	50,515	150,473	106,552
Rental Tools	24,543	16,704	45,497	31,807

TOTAL DRILLING AND RENTAL REVENUES	133,954	87,881	254,197	178,780

DRILLING AND RENTAL OPERATING EXPENSES
U.S. Drilling	18,838	12,506	33,226	25,197
International Drilling	59,697	38,503	115,500	78,394
Rental Tools	8,951	6,712	17,136	13,325
Depreciation and Amortization	17,146	16,544	34,022	32,793

TOTAL DRILLING AND RENTAL OPERATING EXPENSES	104,632	74,265	199,884	149,709

DRILLING AND RENTAL OPERATING INCOME	29,322	13,616	54,313	29,071

General and Administrative Expense	(6,400)	(6,992)	(13,376)	(13,034)
Gain on Disposition of Assets, Net	15,898	346	16,450	1,069
Provision for Reduction in Carrying Value of Certain Assets	—	(6,558)	—	(6,558)

TOTAL OPERATING INCOME	38,820	412	57,387	10,548

OTHER INCOME AND (EXPENSE)
Interest Expense	(10,759)	(13,468)	(21,815)	(26,875)
Change in Fair Value of Derivative Position	(1,538)	—	69	—
Loss on Extinguishment of Debt	(3,298)	(262)	(4,727)	(578)
Other Income (Expense) — Net	455	713	1,456	755

TOTAL OTHER INCOME AND (EXPENSE)	(15,140)	(13,017)	(25,017)	(26,698)

INCOME (LOSS) BEFORE INCOME TAXES	23,680	(12,605)	32,370	(16,150)

INCOME TAX EXPENSE	3,486	3,417	8,338	7,466

INCOME (LOSS) FROM CONTINUING OPERATIONS	20,194	(16,022)	24,032	(23,616)
Discontinued Operations, Net of Taxes	(14)	2,497	77	5,227

NET INCOME (LOSS)	$20,180	$(13,525)	$24,109	$(18,389)

EARNINGS (LOSS) PER SHARE — BASIC
Income (Loss) From Continuing Operations	$0.21	$(0.17)	$0.25	$(0.25)
Discontinued Operations, Net of Taxes	$—	$0.03	$—	$0.05
Net Income (Loss)	$0.21	$(0.14)	$0.25	$(0.20)

EARNINGS (LOSS) PER SHARE — DILUTED
Income (Loss) From Continuing Operations	$0.21	$(0.17)	$0.25	$(0.25)
Discontinued Operations, Net of Taxes	$—	$0.03	$—	$0.05
Net Income (Loss)	$0.21	$(0.14)	$0.25	$(0.20)

AVERAGE COMMON SHARES OUTSTANDING
Basic	95,691,205	94,029,536	95,321,850	93,812,055
Diluted	96,935,113	94,029,536	96,516,790	93,812,055

PARKER DRILLING COMPANY AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(Unaudited)

	June 30, 2005	December 31, 2004
ASSETS	(Dollars in Thousands)
CURRENT ASSETS
Cash and Cash Equivalents	$70,984	$44,267
Accounts and Notes Receivable, Net	122,077	99,315
Rig Materials and Supplies	17,426	19,206
Deferred Costs	9,388	13,546
Other Current Assets	12,215	9,818

TOTAL CURRENT ASSETS	232,090	186,152

PROPERTY, PLANT AND EQUIPMENT, NET	357,465	382,824

ASSETS HELD FOR SALE	9,050	23,665

OTHER ASSETS
Goodwill	107,606	107,606
Other Assets	22,345	26,343

TOTAL OTHER ASSETS	129,951	133,949

TOTAL ASSETS	$728,556	$726,590

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current Portion of Long-Term Debt	$—	$24
Accounts Payable and Accrued Liabilities	96,840	87,329

TOTAL CURRENT LIABILITIES	96,840	87,353

LONG-TERM DEBT	446,107	481,039

OTHER LIABILITIES	8,160	9,281

STOCKHOLDERS’ EQUITY	177,449	148,917

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$728,556	$726,590

Current Ratio	2.40	2.13

Total Long-Term Debt as a Percent of Capitalization	72%	76%

Book Value Per Common Share	$1.83	$1.57

PARKER DRILLING COMPANY AND SUBSIDIARIES
Selected Financial Data
(Unaudited)

	Three Months Ended
	June 30,		March 31,
	2005	2004	2005
DRILLING AND RENTAL REVENUES	(Dollars in Thousands)
U.S. Drilling	$31,110	$20,662	$27,117
International Land Drilling	63,158	41,120	56,552
International Offshore Drilling	15,143	9,395	15,620
Rental Tools	24,543	16,704	20,954

Total Drilling and Rental Revenues	133,954	87,881	120,243

DRILLING AND RENTAL OPERATING EXPENSES
U.S. Drilling	18,838	12,506	14,388
International Land Drilling	45,765	26,781	42,322
International Offshore Drilling	13,932	11,722	13,481
Rental Tools	8,951	6,712	8,185

Drilling and Rental Operating Expenses	87,486	57,721	78,376

DRILLING AND RENTAL OPERATING INCOME
U.S. Drilling	12,272	8,156	12,729
International Land Drilling	17,393	14,339	14,230
International Offshore Drilling	1,211	(2,327)	2,139
Rental Tools	15,592	9,992	12,769
Depreciation and Amortization	(17,146)	(16,544)	(16,876)

Total Drilling and Rental Operating Income	29,322	13,616	24,991
General and Administrative Expense	(6,400)	(6,992)	(6,976)
Provision for Reduction in Carrying Value of Certain Assets	—	(6,558)	—
Gain on Disposition of Assets, Net	15,898	346	552

TOTAL OPERATING INCOME	$38,820	$412	$18,567

Marketable Rig Count Summary
As of June 30, 2005

Total
U.S. Gulf of Mexico Barge Rigs
Workover	6
Intermediate	4
Deep	9

Total U.S. Gulf of Mexico Barge Rigs	19

International Land Rigs
Asia Pacific	10
Africa/Middle East	1
Latin America	9
CIS	8

Total International Land Rigs	28
International Barge Rigs
Mexico	1
Nigeria	2
Caspian Sea	1

Total International Barge Rigs	4

Total International Rigs	32

Total Marketable Rigs	51